EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-64991, 333-61994, and 333-76346) of Boston Scientific Corporation,

(2)	Registration Statements (Form S-4 Nos. 333-22581 and 333-131608) of Boston Scientific Corporation, and

(3)
Registration Statements (Form S-8 Nos. 333-25033, 333-25037, 333-76380, 333-36636, 333-61056, 333-61060, 333-98755, 333-111047, 333-131608, 333-133569, 333-134932, 333-151280, 333-174620, and 333-174622) of Boston Scientific Corporation;

of our reports dated February 22, 2013, except for Notes A, B, D and O, as to which the date is May 29, 2013, with respect to the consolidated financial statements and schedule of Boston Scientific Corporation as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012 and our report dated February 22, 2013 with respect to the effectiveness of internal control over financial reporting of Boston Scientific Corporation as of December 31, 2012, both included in this Current Report (Form 8-K) dated May 29, 2013, of Boston Scientific Corporation.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 29, 2013